Exhibit 23.3

June 20, 2005

Sohu.com Inc.

Vision International Center

No. 1 Unit Zhongguancun East Road

Haidian District

Beijing 100084

People’s Republic of China

Dear Sirs,

Re: Registration Statement on Form S-8

We hereby consent to the use in this Registration Statement on Form S-8 of references to our firm under the heading “Government Regulation and Legal Uncertainties” that appear in Sohu.com’s 2004 Annual Report on Form 10-K for the year ended December 31, 2004.

Very truly yours,

/s/ Philip Qu

Philip Qu

Partner